Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
CARLISLE COMPANIES INCORPORATED
ARTICLE I
MEETINGS OF STOCKHOLDERS
Section 1.01.    Annual Meetings. The annual meeting of the stockholders of CARLISLE COMPANIES INCORPORATED (the “Corporation”) shall be held on such date and at such time and place as will be designated from time to time by the Board of Directors (the “Board”) and stated in the notice of the meeting. The Board may postpone the time of holding the annual meeting of stockholders for such period as it may deem advisable. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation nor impair the powers, rights and duties of the Corporation’s officers and Directors.
Section 1.02.    Special Meetings. Except as otherwise required by law or by the Certificate of Incorporation of the Corporation (the “Certificate”), special meetings of the stockholders for any purpose or purposes may be called at any time by the Chair of the Board or the President and shall be called by the President whenever so requested in writing by a majority of the Board or stockholders holding issued and outstanding stock of the Corporation entitling them to exercise at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the Corporation. Such request will state the purpose(s) of the proposed meeting, and any purpose so stated shall be conclusively deemed to be a “proper” purpose. Business transacted at any special meeting shall be limited to the purpose(s) stated in the notice of the meeting.
Section 1.03.    Notice of Meetings. Except as otherwise provided by law or by the Certificate, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose(s) for which such special meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Section 5.04 of these Amended and Restated Bylaws (the “Bylaws”). Notice of adjournment of a meeting of the stockholders need not be given if the place, if any, date and hour, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, to which it is adjourned, are (a) announced at such meeting, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by law.
Section 1.04.    Place of Meetings. The meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall from time to time be fixed by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision thereto). Any previously scheduled meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such meeting of stockholders.
Section 1.05.    Quorum. The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the stockholders’ meeting unless otherwise required by applicable law, the Certificate or these Bylaws. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 1.06.    Adjournment. The chair of the meeting, or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy, may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chair of the meeting, or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy, may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
Section 1.07.    Notice of Stockholder Business.
(a)    Annual Meetings of Stockholders.
(i)    The proposal of business to be considered by the stockholders at an annual meeting of stockholders (other than nominations for directors, which shall be made pursuant to Section 1.08 or Section 1.09) may be made: (1) by or at the direction of the chair of the meeting; (2) pursuant to the notice of meeting (or any supplement thereto) delivered pursuant to Section 1.03; or (3) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this

Section 1.07, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.07.
(ii)    For business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of Section 1.07(a)(i), the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”) and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation, either in person or by United States certified mail, postage prepaid, not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:
(1)    as to the stockholder giving the notice and any Stockholder Associated Person (hereinafter defined), (A) the name and address of such stockholder and Stockholder Associated Person, as they appear on the Corporation’s books, (B)(i) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially (as determined in accordance with Rule 13d-3 of the Exchange Act) and of record by such stockholder and Stockholder Associated Person, (ii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of capital stock of the Corporation, (iv) any short interest of such stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance-related fees (other than an asset-based fee) that such stockholder or Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, (C) a representation that such stockholder or Stockholder Associated Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether such stockholder or Stockholder Associated Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal.
(2)    (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate or these Bylaws, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting and (D) any material interest of such stockholder or any Stockholder Associated Person in such business, including a description of all agreements, arrangements and understandings between or among any of the stockholder, any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business.
(iii)    If any of the facts set forth in the notice provided pursuant to Section 1.07(a)(ii) changes between the date that such notice is sent and the date of the annual meeting to which such notice pertains, the stockholder must deliver to the Secretary, either in person or by United States certified mail, postage prepaid, and the Corporation must receive at its principal executive offices by the earlier of (1) the close of business within 5 calendar days of the event giving rise to such change, or (2) the commencement of such annual meeting, a supplemental notice providing such revised information.
(iv)    If a stockholder who otherwise has given proper notice of a proposal of business does not appear or send a qualified representative to present such proposal at such annual meeting or is no longer a holder of record on the date of such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting delivered pursuant to Section 1.03. If directors are to be elected at a special meeting of stockholders pursuant to the notice of meeting, nominations of persons for election to the Board at such meeting may be made as specified in Section 1.08(a)(i) or (ii).
(c)    Miscellaneous.
(i)    Only business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws and only such persons who are nominated in accordance with the procedures set forth in the Certificate and these Bylaws shall be eligible to serve as directors. Except as otherwise provided by law, the Certificate or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the Certificate and these Bylaws, as applicable, and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.
(ii)    The term “public announcement” means disclosure in a press release reported in a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(iii)    The term “Stockholder Associated Person” means, with respect to a stockholder, (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, including interests held by members of such stockholder’s immediate family sharing the same household, and (3) any person controlled by or under common control with such stockholder.

(iv)    The requirements of these Bylaws are separate from and in addition to the requirements of the Exchange Act. A stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein, including applicable to a stockholder who seeks to have any proposal of business included in the Corporation’s proxy statement.
Section 1.08.    Nomination of Director Candidates.
(a)    Subject to any limitations stated in the Certificate, nominations of persons for election as a director may be made: (i) by the Board or a duly authorized committee thereof, (ii) by any stockholder entitled to vote in the election of directors generally who complies with the notice procedures set forth in this Section 1.08 and with the requirements of Regulation 14A under the Exchange Act including, without limitation, the requirements of Rule 14a-19 thereof (“Rule 14a-19”) (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission (“SEC”), including any SEC staff interpretations relating thereto) or (iii) by any stockholder (or group of stockholders) entitled to vote in the election of directors generally who meets the requirements of and complies with the procedures set forth in Section 1.09. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been timely given, to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed to and received at the principal executive offices of the Corporation, either in person or by United States certified mail, postage prepaid, (x) with respect to an election to be held at an annual meeting of stockholders, not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation and (y) with respect to the election to be held at a special meeting of stockholders for the election of directors, prior to the close of business on the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for giving of a stockholder notice as described above.
(b)    A stockholder’s notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director and each person whom the stockholder would present for election at the meeting in the event of a need to change the stockholder’s original slate: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person (as determined in accordance with Rule 13d-3 of the Exchange Act), (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the Corporation pursuant to Regulation 14A under the Exchange Act, had the nominee been nominated by the Board, (5) any other information required to be provided pursuant to Rule 14a-19, if applicable to such nomination, (6) such person’s written consent not to be a party to any agreement with a third party regarding such person’s service as a director of the Corporation, including with respect to compensation of such person or reimbursement, advancement of expenses or indemnification of such person in connection with such service, (7) such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected, (8) a statement whether each such person, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election at the next meeting at which such person would face election, an irrevocable resignation effective upon acceptance of such resignation by the Board, in accordance with the Corporation’s statement of corporate governance guidelines and principles and Section 2.02, and (9) to the extent not set forth above, the information required pursuant to Section 1.09(f)(viii); and
(ii) as to the stockholder giving notice and any Stockholder Associated Person: (1) the name and address of such stockholder and Stockholder Associated Person, as they appear on the Corporation’s records, (2) the class or series and number of shares of stock of the Corporation which are directly or indirectly owned beneficially (as determined in accordance with Rule 13d-3 of the Exchange Act) and of record by such stockholder and Stockholder Associated Person, (3) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote on the election of directors at such meeting and that such stockholder shall continue to hold such stock through the date of the annual meeting of stockholders, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (4) a representation that such stockholder or Stockholder Associated Person intends to solicit the holders of shares representing at least 67% of the voting power of the shares of the Corporation entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees, in accordance with Rule 14a-19(a)(3) of the Exchange Act, and (5) a description of all agreements, arrangements or understandings between such stockholder or Stockholder Associated Person and each nominee of the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.
(c)    At the request of the Board, any person nominated for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish, sufficiently in advance of the applicable meeting as the Corporation shall determine to be sufficient to verify, such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including, without limitation, a fully completed and signed Director’s questionnaire in such form as the Corporation shall determine. The Board may require any proposed nominee to submit to a background check and interviews with the Board or any duly authorized committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within 10 days following any reasonable request therefor from the Board or any duly authorized committee thereof.
(d)    In addition, a stockholder who has delivered a notice of nomination pursuant to this Section 1.08 and pursuant to Rule 14a-19 shall, in accordance with Rule 14a-19, promptly certify to the Secretary, and notify the Secretary in writing, that such stockholder has met and complied with all of the requirements of these Bylaws and Rule 14a-19(a) (including, for the avoidance of doubt, Rule 14a-19(a)(3)) and, upon request of the Corporation, shall, not later than 5 business days prior to the date of the applicable meeting of stockholders of the Corporation, deliver to the Corporation reasonable evidence of such compliance.
(e)    A stockholder providing a notice pursuant to this Section 1.08 shall update and supplement its notice as necessary, so that the information provided or required to be provided in such notice shall be true and complete in all respects and at all times prior to the meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (i) 5 business days following the date of any event, development or occurrence that would cause the information provided in the notice to be not true and complete in all respects, or (ii) 10 business days prior to the publicly disclosed date of the meeting at which such nominations contained therein are to be considered; provided, however, that, should any such event, development or occurrence take place within 10 business days prior to such meeting, such update and supplement shall be received by the Secretary not later than 1 business day following any such event, development or occurrence. Further, the Board may request any such stockholder providing notice, and its proposed nominee(s), to furnish any additional information as may be reasonably required or appropriate for the Board’s review and consideration, and such stockholder and/or proposed nominee(s) shall provide such additional information within 10 business days after it has been requested by the Board. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph shall not cause a notice that was not true and complete in all respects and in compliance with these Bylaws and Regulation 14A of the Exchange Act when first delivered to the Corporation to thereafter be deemed to be in proper form, and shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, which deficiencies may be grounds for exclusion of the stockholder’s nominee(s).
(f)    Any stockholder or any Stockholder Associated Persons soliciting proxies from other stockholders must use a proxy card other than white, which color shall be reserved for the exclusive use of the Board.
(g)    If (i) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) with respect to any proposed nominee and (ii) such stockholder or Stockholder Associated Person subsequently (1) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(c) or (2) fails to comply with the other requirements of Regulation 14A under the Exchange Act, including, without limitation, Rule 14a-19(a)(2) or Rule 14a-19(a)(3), then the Corporation shall disregard any proxies solicited for that proposed nominee. In addition, if the chair of the annual or special meeting of stockholders otherwise properly determines that a nomination was not made in accordance with the procedures set forth in this Section 1.08, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. The Board, any committee thereof, any officer of the Corporation authorized by the Board or such committee, and the chair of the meeting shall each have discretion to determine whether any stockholder’s director nomination has fully complied with these Bylaws and with the requirements of the Exchange Act and the regulations promulgated thereunder (including Rule 14a-19).
Section 1.09.    Proxy Access for Director Nominations. For the avoidance of doubt, this Section 1.09 shall not apply to a special meeting of stockholders.
(a)    Information to be Included in the Corporation’s Proxy Materials. Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2024 annual meeting of stockholders), subject to the provisions of this Section 1.09, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board by an Eligible Stockholder (as defined in Section 1.09(d)) who expressly elects at the time of providing the notice required by this Section 1.09 to have such nominee included in the Corporation’s proxy materials pursuant to this Section 1.09. For purposes of this Section 1.09, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 1.09(h)). Subject to the provisions of this Section 1.09, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting. Nothing in this Section 1.09 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements or other information relating to any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.
(b)    Notice Period. In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 1.09, the Eligible Stockholder must have given timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper form to the Secretary. To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 150th day and not earlier than the close of business on the 120th day prior to the first anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders; provided, however, that, in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered or received no earlier than the close of business on the 150th calendar day prior to such annual meeting and not later than the close of business on the later of the 120th calendar day prior to such annual meeting, or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 1.09.
(c)    Permitted Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) 2 and (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 1.09 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such number, as it may be adjusted pursuant to this Section 1.09(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the 3 preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to clause (y) of the immediately succeeding sentence) and whom the Board decides to nominate for re-election to the Board. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (x) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.09 whose nomination is subsequently withdrawn and (y) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.09 whom the Board decides to nominate for election to the Board. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 1.09 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.09 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.09 exceeds the Permitted Number, the highest-ranking Stockholder Nominee who meets the requirements of this Section 1.09 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest-ranking Stockholder Nominee who meets the requirements of this Section 1.09 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 1.09, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 1.09 for any meeting of stockholders for which the Secretary receives notice that a stockholder intends to nominate one or more persons for election to the Board pursuant to the advance notice requirements for stockholder nominees set forth in Section 1.08.
(d)    Eligible Stockholder. An “Eligible Stockholder” is a stockholder or a group of no more than 20 stockholders (counting as one stockholder, for this purpose, any 2 or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in Section 1.09(e)) at least the Required Shares (as defined below) continuously for at least 3 years (the “Minimum Holding Period”) as of the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary in accordance with this Section 1.09, (ii) continues to own the Required Shares through the date of the annual meeting of stockholders and (iii) satisfies all of the other requirements of this Section 1.09. “Required Shares” means that number of shares of the Corporation’s stock that represents at least 3% of the number of outstanding shares of the Corporation’s stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Notice of Proxy Access Nomination. A “Qualifying Fund Group” is any 2 or more funds that (x) are under common management and investment control, (y) are under common management and funded primarily by the same employer or (z) constitute a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(e)    Definition of Ownership. For purposes of this Section 1.09, a stockholder shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any Stockholder Associated Person in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any Stockholder Associated Person for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any Stockholder Associated Person, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or any Stockholder Associated Person’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or any Stockholder Associated Person. For purposes of this Section 1.09, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on 5 business days’ notice and includes with the Notice of Proxy Access Nomination an agreement that it (1) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (2) will continue to hold such shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the stock of the Corporation are “owned” for these purposes shall be determined by the Board or any duly authorized committee thereof. For purposes of this Section 1.09, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(f)    Form of Notice. To be in proper form for purposes of this Section 1.09, the Notice of Proxy Access Nomination must be in writing and include or be accompanied by the following:
(i)    a written statement by the Eligible Stockholder certifying as to the number of shares of stock of the Corporation it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide, (1) within 5 business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting and the date on which the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (2) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;
(ii)    one or more written statements from the record holder(s) of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within 7 calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within 5 business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting and the date on which the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(iii)    a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;
(iv)    the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 1.08, together with the written consent of each Stockholder Nominee to be named as a nominee and to serve as a director if elected;
(v)    a representation that the Eligible Stockholder: (1) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (2) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (3) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 1.09, (4) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (5) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (6) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (7) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi)    a representation as to the Eligible Stockholder’s intentions (subject to any mandatory fund rebalancing required by such stockholder’s preexisting governing instruments or written investment policies) with respect to continuing to own the Required Shares for at least 1 year following the annual meeting;
(vii)    an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 1.09, (3) file with the SEC any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act and (4) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including without limitation Rule 14a-9 promulgated under the Exchange Act;
(viii)    a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee: (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (3) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business conduct and ethics, statement of corporate governance guidelines and principles, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (4) will make such other acknowledgments, enter into such other agreements and provide such information as the Board requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors;
(ix)    if the Eligible Stockholder did not submit the name(s) of the Stockholder Nominee(s) to the Board or any duly authorized committee thereof for consideration as nominee(s) of the Board prior to submitting the Notice of Proxy Access Nomination, a brief explanation of the reasons why the Eligible Stockholder elected not to do so;
(x)    in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders (including one or more Qualifying Fund Groups), the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 1.09 (including withdrawal of the nomination); and
(xi)    in the case of a nomination by an Eligible Stockholder in which 2 or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
(g)    Additional Required Information. In addition to the information required pursuant to Section 1.09(f) or any other provision of these Bylaws, the Corporation may require (i) any proposed Stockholder Nominee to furnish any other information (1) as may reasonably be required by the Corporation to determine the eligibility of the Stockholder Nominee to serve as an independent director under the Independence Standards (as defined in Section 1.09(j)), (2) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (3) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 1.09 or to serve as a director of the Corporation, and (ii) any Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period.
(h)    Supporting Statement. The Eligible Stockholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 1.09, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) would violate any applicable law, regulation or listing standard; (ii) is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (iii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.
(i)    Required Updates and Supplements. In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly (and, in any event, within 48 hours of discovering such misstatement or omission) notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information to the Corporation pursuant to this Section 1.09 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed to and received by the Secretary at the principal executive offices of the Corporation, either in person or by United States certified mail, postage prepaid, not later than the later of 5 business days after the record date for the determination of stockholders entitled to vote at the annual meeting and the date on which the record date is first publicly disclosed. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.
(j)    Stockholder Nominee Eligibility. Notwithstanding anything to the contrary contained in this Section 1.09, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 1.09, a Stockholder Nominee: (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (including, pursuant to Rule 14a-19) in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (ii) who would not be an independent director under the applicable stock exchange listing standards, any applicable rules of the SEC, or any publicly disclosed standards used by the Board in determining and disclosing independent of the Corporation’s directors, in each case as determined by the Board or any committee thereof (the “Independence Standards”), (iii) whose election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate, the rules and listing standards of the principal United

States securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (iv) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided any information to the Corporation or its stockholders in respect of the nomination that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, as determined by the Board or any duly authorized committee thereof, or (viii) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise breaches or fails to comply with any of its or their obligations, representations, agreements or undertakings under this Section 1.09.
(k)    Invalid Nominations. Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches or fails to comply with any of its or their obligations, representations, agreements or undertakings under this Section 1.09 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 1.09, withdraws its nomination or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board, any duly authorized committee thereof or the chair of the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board or the chair of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 1.09, such nomination shall be declared invalid and disregarded as provided in clause (z) above.
(l)    Group Membership. Whenever the Eligible Stockholder consists of a group of stockholders (including one or more Qualifying Fund Groups), (i) each provision in this Section 1.09 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund within a Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 1.09 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(m)    Restrictions on Re-Nominations. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 1.09 for the next 2 annual meetings of stockholders. For the avoidance of doubt, this Section 1.09(m) shall not prevent any stockholder from nominating any person to the Board pursuant to and in accordance with Section 1.08.
(n)    Exclusive Method. This Section 1.09 provides the exclusive method for a stockholder to include nominees for election to the Board in the Corporation’s proxy materials.
Section 1.10.    Organization. At each meeting of the stockholders, the Chair of the Board or, in the absence of the Chair of the Board, the President or, in the absence of the Chair of the Board and the President, such person as shall be selected by the Board shall act as chair of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.
The Secretary shall act as secretary of all meetings of the shareholders; but in the absence of the Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. The Secretary or other officer who has charge of the stock ledger shall prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name; provided that, nothing set forth in these Bylaws shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be produced and kept available at the times and places required by law. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the Corporation’s stockholders.
Section 1.11.    Voting; Proxy. Stockholders entitled to vote shall have the number of votes specified in the Certificate. Stockholders may vote in person or by proxy appointed (i) by an instrument in writing subscribed by such stockholder or (ii) by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission that sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person having the right to vote at the meeting. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof, before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to its exercise the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.
Section 1.12.    Inspectors. The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting of stockholders and make a written report thereof. Such inspectors shall perform such duties as shall be required by law or specified by the chair of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.
ARTICLE II
DIRECTORS
Section 2.01.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law or by the Certificate. If any such provision is made in the Certificate, the powers and duties imposed upon the Board by law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Certificate.
Section 2.02.    Number, Qualification and Election. Except as otherwise provided for or fixed by the provisions of the Certificate, the number of members of the Board shall be not less than 3 nor more than 12 and shall be established from time to time by resolution of the Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. The Board shall be divided into classes, as set forth in the Certificate. The members of the Board shall (except for the filling of vacancies) be elected by the stockholders entitled to vote thereon at the annual meeting of the stockholders applicable to their respective class by a majority of the votes cast at such meeting, provided, however, that, if the number of persons properly nominated for director at such meeting exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. In the event that an incumbent director who is a director nominee does not receive a majority of the votes cast in an election where the number of nominees equals the number of directors to be elected, such incumbent director shall promptly tender his or her offer of resignation to the Board for consideration. In such an event, the Board may decrease the number of directors on the Board, fill any vacancy, refuse to accept such offer of resignation or take other appropriate action. For purposes of this Section, “a majority of the votes cast” means that the number of votes cast “for” such nominee must exceed the number of votes cast “against” such nominee.

Directors elected to the board shall hold office until the annual meeting at which their respective term expires and their respective successors are elected and qualified or until their earlier death, resignation or removal.
Any increase in the number of directors shall be distributed among the several classes as equally as possible as shall be determined by the Board. Directors need not be stockholders.
No person shall be eligible to serve as a director unless and until such person provides the Secretary a written and signed statement (i) that such person is not and will not become a party to (1) any Voting Commitment that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (ii) that such person is not and will not become party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) in such person’s individual capacity and on behalf of any person, entity or group on whose behalf the nomination is being made, that such person would be in compliance, if elected as a director, and will comply with all applicable publicly disclosed codes of ethics and conduct, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (iv) that such person shall inform the Secretary of any change in the information set forth in any statement previously provided to the Secretary pursuant to clauses (i), (ii) or (iii).
Section 2.03.    Vacancies. Any vacancies on the Board resulting from death, resignation, removal or other cause and newly created directorships resulting from any increase in the authorized number of directors shall be filled pursuant to the Certificate.
Section 2.04.    Meetings. A regular meeting of the Board shall be held as soon as practicable after the annual meeting of the stockholders of the Corporation and may be held at such other times as the Board may, from time to time, determine. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof. A special meeting of the Board may be called at any time by the Chair of the Board, if any, or the President and shall be called by the President upon the written request of 2 or more directors. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting will be given at least 2 days prior to the date of the meeting either personally or by telephone or electronic transmission to each director, and will state the purpose, place, day and hour of the meeting.
Section 2.05.    Quorum and Voting. Except as otherwise provided by law, the Certificate or these Bylaws, a majority of the then members of Board (but in no event less than 2 directors) shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chair of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present without notice other than announcement at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
Section 2.06.    Telephone Meetings. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other and be heard, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
Section 2.07.    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.08.    Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees of directors, officers, employees or other persons, with such functions, duties and powers as the Board shall by resolution prescribe. A majority of all the members of any such committee may determine its actions and rules of procedure, and fix the time, place and manner of its meetings, unless the Board shall otherwise provide. The Board shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.
Section 2.09.    Resignations. Any director may resign at any time by giving written notice to the Board, the Chair of the Board, the President or the Secretary. Such resignation shall take effect at the date of receipt such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 2.10.    Compensation. Each director, in consideration of such person’s serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 2.10 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.
ARTICLE III
OFFICERS
Section 3.01.    Number. The officers of the Corporation shall be elected by the Board and shall consist of a Chief Executive Officer, a President, a Vice President and a Secretary. The Board may also choose a Chair of the Board, a Vice Chair of the Board, additional Vice

Presidents, one or more Assistant Secretaries and may, from time to time, appoint additional officers with such titles and duties as the Board shall deem appropriate. The officers of the Corporation need not be directors. One person may hold two or more offices; provided, however, that no person holding the offices of both President and Secretary may hold any other office.
Section 3.02.    Removal; Resignation. Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for such purpose or, except in the case of the Chair of the Board, by the Chief Executive Officer. Election or appointment of an officer or agent will not of itself create a contract right. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective
Section 3.03.    Duties of Officers. In addition to those duties that may from time to time be delegated to them by the Board, the officers listed below shall have the following duties:
(a)    Chair of the Board. The Chair of the Board shall preside at all meetings of stockholders and the Board at which he is present, shall be primarily responsible for organizing activities of and matters to be considered by the Board and any executive committee thereof, and shall consult with the Vice Chair, if any, on policy matters of significance to the Corporation.
(b)    Chief Executive Officer. The Chief Executive Officer shall be responsible for the management of the business and affairs of the Corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board or as are provided for elsewhere in these Bylaws, including general supervision and direction of the business and affairs of the Corporation and corporate policy and strategy. Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chair of the Board and the Vice Chair, if any, preside at all meetings of the stockholders and of the Board.
(c)    President. If the President is the Chief Executive Officer, then the President shall have all of the duties and authority of that office as prescribed by the Board, shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as determined by the Board. If the President is not the Chief Executive Officer, then the President shall have all of the duties and authority of that office as prescribed by the Chief Executive Officer and shall perform such other duties as he agrees with the Chief Executive Officer.
(d)    Vice President. In the absence of the President, the Vice President, or, if there shall be more than one, the Vice Presidents in the order determined by the Board, shall exercise all of the powers and perform all the duties of the President.

(e)    Secretary and Assistant Secretaries. The Secretary shall give notice to and attend meetings of the Board and meetings of the stockholders and keep and record the minutes of all proceedings at such meetings; shall be responsible for the keeping in safe custody of the seal of the Corporation and affix it to any instrument when authorized by the Board; shall see that all notices required to be given to the stockholders and to the Board are duly given in accordance with these Bylaws or as required by law; shall attest all stock certificates issued by the Corporation and keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation; shall keep or cause to be kept the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, for inspection by stockholders; shall attest, by personal signature and the seal of the Corporation, all deeds, conveyances, or other instruments requiring the seal of the Corporation; and generally shall perform all the duties incident to the office of Secretary. In the absence of the Secretary, the Assistant Secretary, or, if there shall be more than one, the Assistant Secretaries in the order determined by the Board, shall perform the duties and exercise the powers of the Secretary.
ARTICLE IV
STOCK
Section 4.01.    Certificates. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in the form prescribed by the Board, and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation, and shall be numbered in the order in which issued. Any of or all of the signatures and the seal of the Corporation on the certificates may be a facsimile if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar held such position at the date of its issue. The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.
Section 4.02.    Transfer. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders or creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 4.03.    Lost Certificates. The Board may direct new certificates to be issued in place of any certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming ownership of such lost or destroyed certificates. When authorizing such issue of new certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or the owner’s legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
Section 4.04.    Fixing Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
Section 4.05.    Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
Section 4.06.    Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.
ARTICLE V
MISCELLANEOUS
Section 5.01.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.
Section 5.02.    Amendments. These Bylaws may be altered, amended, repealed or added to, by the affirmative vote of the holders of issued and outstanding stock of the Corporation entitling them exercise at least sixty-six and two-thirds (66-2/3%) of the voting power of the Corporation or by the vote of a majority of the members of the Board at any meeting of the Board.

Section 5.03.    Indemnification. The Corporation shall indemnify its directors and officers pursuant to the Certificate. The Corporation may indemnify its directors, officers, agents and employees to the fullest extent now or hereafter permitted under the Certificate and the DGCL if approved by either (i) a majority vote of a quorum of the Board consisting of directors who were not parties to such action, suit or proceeding or (ii) the stockholders. The right of any director or officer to indemnification and advancement of expenses under the Certificate or these Bylaws is provided as a contract right in consideration of and as an inducement for such director’s or officer’s service as such, and shall fully vest at the time such officer or director first assumes his or her position with the Corporation. Any repeal or modification of such provisions granting indemnification or advancement rights shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.
Section 5.04.    Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Attendance by a stockholder or a director, whether in person or by proxy, at a meeting of stockholders or directors, respectively, shall constitute a waiver of notice of such meeting by such stockholder or director.
Section 5.05.    Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the Certificate, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with these Bylaws), and may be paid in cash, in property or in shares of the Corporation’s capital stock. Before any payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.
Section 5.06.    Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable law.
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